UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Boston Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	04-2473675
(State of Incorporation or Organization)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900 Boston, Massachusetts	02199-8103
(Address of Principal Executive Offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered:
Depositary Shares Each Representing 1/100th of a Share of 5.25% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): File No. 333-176157

Securities registered pursuant to Section 12(g) of the Act: None

ITEM 1.	Description of Registrant’s Securities to be Registered.

Boston Properties, Inc. (the “Company”) hereby incorporates herein by reference the description of the depositary shares (the “Depositary Shares”), each representing 1/100th of a share of our 5.25% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share (liquidation preference equivalent to $25.00 per Depositary Share) to be registered hereby, included on the cover page and under the section entitled “Description of Series B Preferred Stock and Depositary Shares” beginning on page S-11 of the prospectus supplement dated March 18, 2013 to the prospectus dated August 9, 2011 (relating to Registrant’s Registration Statement on Form S-3 (No. 333-176157)) that was filed by the Company with the Securities and Exchange Commission on March 20, 2013 pursuant to Rule 424(b) under the Securities Act of 1933 (the “Prospectus Supplement”), which Prospectus Supplement shall be deemed to be incorporated herein by this reference.

ITEM 2.	Exhibits.

The following exhibits are being filed with the copies of this Form 8-A Registration Statement filed with the New York Stock Exchange, Inc. and the Securities and Exchange Commission.

3.1	Form of Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-11, File No. 333-25279, filed on June 17, 1997).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 20, 2010).

+3.3	Certificate of Designations of 92,000 shares of 5.25% Series B Cumulative Redeemable Preferred Stock of the Company.

3.4	Second Amended and Restated By-laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on October 24, 2008).

3.5	Amendment to Second Amended and Restated By-laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 20, 2010).

+4.1	Master Deposit Agreement among the Company, Computershare Inc. and Computershare Trust Company, N.A., collectively, as depositary, and the holders from time to time of depositary shares as described therein, dated March 22, 2013.

+	Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BOSTON PROPERTIES, INC.

Date: March 22, 2013	By:	/s/ Michael E. LaBelle
	Name:	Michael E. LaBelle
	Title:	Senior Vice President, Chief Financial Officer & Treasurer